Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of HMSR Inc. of our report dated March 20, 2001, except as to the information presented in Note Q which is as of May 29, 2001, relating to the consolidated financial statements, which appear in HMSR Inc.'s Annual Report on Form 10-K/A2 for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of HMSR" in such Registration Statement.



                                            /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 8, 2002